Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President and Chief Executive Officer and Chief Financial Officer of the Company certifies that, to his knowledge:
1) the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2) the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carl H. Guild, Jr.	/s/ Michael P. Malone

Carl H. Guild, Jr.	Michael P. Malone
President and Chief Executive Officer	Treasurer and Chief Financial Officer
Date: December 19, 2008	Date: December 19, 2008